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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2002
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                                 First BanCorp.
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             (Exact name of registrant as specified in this charter)

          Puerto Rico                    001-14793              66-0561882
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(State or other jurisdiction of    (Commission File No.)      (IRS Employer
 incorporation)                                             Identification No.)

1519 Ponce De Leon Avenue, San Juan, Puerto Rico          00908-0146
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:     (787) 729-8200
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ITEM 5. OTHER EVENTS

         On January 29, 2002, First BanCorp. (the "Company") executed an Underwriting Agreement with UBS PaineWebber Incorporated of Puerto Rico, as representative of the various underwriters named therein, for an underwritten public offering of 3,200,000 shares of the Company's 7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (the "Series D Preferred Stock"), at a price of $25.00 per share, together with an overallotment option for an additional 480,000 shares of Series D Preferred Stock. The Underwriting Agreement relating to this offering is being filed as an exhibit hereto.

         A description of the Series D Preferred Stock of First BanCorp. is contained in the Prospectus Supplement dated January 29, 2002 filed with the Securities and Exchange Commission on January 30, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The offering of the Series D Preferred Stock was made pursuant to the aforementioned Prospectus Supplement relating to a Prospectus dated January 16, 2002, which is part of the Registrant's Registration Statement on Form S-3, as amended (SEC File No. 333-75682), which became effective on January 24, 2001 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

                  (c)      Exhibits

                           1.1      Underwriting Agreement for Series D
                                    Preferred Stock

                           5.0 Opinion Regarding Legality of Fiddler, Gonzalez & Rodriguez LLP for Series D Preferred Stock

                           8.0 Opinion Regarding Tax Matters of Fiddler, Gonzalez & Rodriguez LLP for Series D Preferred Stock

                                          SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                    FIRST BANCORP.



                                    By:   /s/ Annie Astor de Carbonell
                                       -------------------------------------
                                          Annie Astor de Carbonell
                                          Senior Executive Vice President
                                          and Chief Financial Officer

Date: January 30, 2002